Assignment of Gaming Machine Revenue

TMIX Darling Harbour Pty Limited

ACN 152 745 670

Chanticleer Holdings Inc.

A Delaware Corporation

THIS DEED is made on June 30, 2014

BETWEEN:

(1)	TMIX Darling Harbour Party Limited (the Assignor); and

(2)	Chanticleer Holdings, Inc. (the Assignee).

RECITALS:

(A)	The Assignee has agreed to refinance Related Entities of the Assignor in relation to its debt facility in accordance with the Transaction Documents.

(B)	In consideration of repayment of the Facility, the Assignor has agreed (and the Assignee has accepted) an assignment of the Gaming Machine Revenue from the Premises until extinguishment of the debt.

(C)	The Licensee consents to the transfer of the Assignor's interest in the Gaming Machine Revenue, subject to this deed.

THE PARTIES AGREE AS FOLLOWS:

1.	definitions

Business Day means a day on which banks are open for general banking business in the state or territory in which the Premises are located.

Corporations Act means the Corporations Act 2001 (Cth).

Gaming Machine has the same meaning given to gaming machines in the Gaming Machines Act.

Gaming Machines Act means the Gaming Machines Act (NSW) 2001.

Gaming Machine Revenue means all revenue directly sourced from any Gaming Machines owned and operated by the Assignor on the Premises.

GST includes:

(a)	any other goods and services tax, or any tax applying to this transaction in a similar way;

(b)	any additional tax, penalty, fine, interest or other charge relating to GST; and

(c) an amount an entity is notionally liable to pay as GST or an amount which is treated as GST under the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST Law means the same as "GST law" means in A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Input Tax Credit includes any notional input tax credit.

Licensee means the Assignor’s nominated representative on the Certificate of Gaming Machine Entitlement.

Poker Machine Entitlements has the same meaning given to poker machine entitlements in the Gaming Machines Act and includes all poker machine entitlements attached the liquor licence from time to time.

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Poker Machine Permits has the same meaning given to poker machines permits in the Gaming Machines Act and includes all poker machine permits attached to the Liquor Licence from time to time.

Premises means the premises described in Item 6.

Related Entities has the same meaning as prescribed in s9 of the Corporations Act.

Repayment Date means the date that the Principal and Interest as defined in the Transaction Documents is repaid in full and final satisfaction of the Facility.

Schedule means the schedule contained in this deed.

Transaction Documents means all documents evidencing the refinancing of Related Entities of the Assignor dated on or around the date of this Deed.

2.	Interpretation

In this deed unless the context otherwise requires:

(a)	unless defined in clause 1, a word or phrase has the same meaning as in the Transaction Documents;

(b)	a covenant or agreement on the part of two or more persons binds them jointly and severally;

(c)	the singular includes the plural and vice versa;

(d)	a reference to an individual or person includes a corporation, partnership, joint venture, association, authority, trust, state or government and vice versa;

(e)	a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

(f)	a reference to any party to this deed or any other document or arrangement includes that party's executors, administrators, substitutes, successors and permitted assigns;

(g)	a reference to dollars or $ is to Australian currency;

(h)	a reference to an Item is to the relevant Item in the Schedule; and

(i)	Terms defined in the GST Law have the same meaning in this deed unless the context otherwise requires.

(j)	Multiple parties

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If either the Assignor or Assignee is made up of more than one person:

i)    an obligation of those persons is joint and several;

ii)    a right of those persons is held by each of them severally; and

iii)    any other reference to that party or term is a reference to each of those persons separately, so that (for example) a representation, warranty or undertaking is given by each of them separately.

2.	Licencees CONSENT

Subject to this deed, the Licensee consents to the transfer of only the Assignor's revenue interest in the Gaming Machines to the Assignee in consideration of the Transaction Documents entered into on or around the date of this Deed until the Repayment Date.

3.	ASSIGNMENT OF Gaming Machine Revenue

From the Transfer Date until the Repayment Date:

(a)	the Assignor only assigns its interest and benefit in the Gaming Machine Revenue to the Assignee; and

(b)	the Assignee accepts the Assignor's interest and benefit in the Gaming Machine Revenue.

4.	Repayment of Debt

From the Repayment date:

(a)	the Assignor will reduce and assign only 60% of its interest and benefit in the Gaming Machine Revenue to the Assignee; and

(b)	the Assignee accepts the reduction (in consideration that the Facility has been repaid) of the Assignor's interest and benefit in the Gaming Machine Revenue.

5.	Sole rights

(a)	Notwithstanding anything contained in this Deed, the only assignment considered in this Deed is that of the Gamine Machine Revenue. All other rights, entitlements, ownership (legal, beneficial and equitable) remain with the Assignor at all times.

(b)	The Assignment of the Gaming Machine Revenue is in sole consideration of the Transaction Documents entered into on or around the date of this Deed.

6.	Poker, Gaming and amusement machines

(a)	The Assignee acknowledges and agrees that any Poker Machine Entitlements, Poker Machine Permits or authorisations (now and when granted) are, and will remain, the absolute property of the Assignor at all times;

(b)	The Assignee acknowledges and agrees that the Assignor has obtained and installed and may in the future install in the Premises such poker machines and approved amusement devices as may in the opinion of the Assignor be necessary and the Assignee acknowledges the Assignor's beneficial ownership of and interest in the said poker machines and the entitlements, permits and authorities as may from time to time relate thereto;

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(c)	In the event that there are a greater number of Poker Machine Entitlements in relation to the number of Poker Machines on the Premises, only the Assignor may install new Poker Machines on the Premises (New Poker Machines);

(d)	Absolute ownership of the New Poker Machines remains with the Assignor at all times;

(e)	The Assignee will not permit to be installed upon the Premises any other poker machine, gaming or approved amusement device without the consent of the Assignor and such consent may be withheld by the Assignor without any reason whatsoever being assigned therefor. Provided that upon installation such poker machines, gaming and/or approved amusement device and any entitlement permit or authorisation pertaining thereto shall become the absolute property of the Assignor;

(f)	The Assignee will not transfer or attempt to transfer any licences, authorities, permits or entitlements to poker machines or other gaming devices to any other licensed premises, trust, partnership, person or corporation;

(g)	The Assignor will maintain and repair the poker machines and will do all things necessary to comply with the Liquor Act and Gaming Machines Act (as amended) and will jointly pay all other expenses in respect of the poker machines including poker machine duty, licence fees and other taxes.

(h)	The Assignee, where requested (and without delay), will at all times notify all relevant authorities required by law, including the Casino Liquor and Gaming Control Authority, the Assignor is the legal and beneficial owner of the Premises, licence, entitlements, permits, authorisations and all poker machines present at the Premises at any time.

(i) A current listing of the Gaming Machines is attached hereto as Attachment A.

7.	Accounts

(a)	By the tenth (10th) day of each calendar month, the Assignor shall provide the Assignee records evidencing the Gaming Machine Revenue for the month prior.

(b)	The Assignee accepts that such records may be redacted by the Assignor to preserve financially sensitive information that does not relate to the Gaming Machine Revenue.

8.	NOTICES

8.1	Notices

For the purpose of this clause notice means a notice, consent, approval or other communication under this deed.

8.2	How to give a notice

A notice must be signed by or on behalf of the person giving it, addressed to the person to whom it is to be given and:

(a)	delivered to that person's address;

(b)	sent by pre-paid mail to that person's address; or

(c)	transmitted by facsimile to that person's address.

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8.3	When a notice is given

A notice given to a person in accordance with this clause is treated as having been given and received:

(a)	if delivered, on the day of delivery if delivered before 5.00 pm on a Business Day, otherwise on the next Business Day;

(b)	if sent by pre-paid mail, on the third Business Day after posting; or

(c)	if transmitted by facsimile and a correct and complete transmission report is received, on the day of transmission if the report states that transmission was completed before 5.00 pm on a Business Day, otherwise on the next Business Day.

8.4	Address for notices

For the purpose of this clause the address and facsimile number of a person are those set out below that person's name in the relevant Item in the Schedule or another address of which that person may from time to time give notice to each other person.

9.	GST

9.1	Payment of GST

If GST is or will be payable on a supply made under or in connection with this deed, to the extent that the consideration otherwise provided for that supply under this deed is not stated to include an amount in respect of GST on the supply:

(a)	the consideration otherwise provided for that supply under this deed is increased by the amount of that GST; and

(b)	the recipient must make payment of the increase as and when the consideration otherwise provided for, or relevant part of it, must be paid or provided or, if the consideration has already been paid or provided, within seven days of receiving a written demand from the supplier.

9.2	Later adjustment to price or GST

If there is an adjustment event in relation to a supply which results in the amount of GST on a supply being different from the amount in respect of GST already recovered by the supplier, as appropriate, the supplier within 14 days of becoming aware of the adjustment event:

(a)	may recover from the recipient the amount by which the amount of GST on the supply exceeds the amount already recovered by giving seven days written notice; or

(b)	must refund to the recipient the amount by which the amount already recovered exceeds the amount of GST on the supply to the extent that the supplier is entitled to a refund or credit from the Commissioner of Taxation; and

(c)	must issue an adjustment note or tax invoice reflecting the adjustment event in relation to the supply to the recipient within 28 days of the adjustment event except where the recipient is required to issue an adjustment note or tax invoice in relation to the supply.

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9.3	Change in the GST Law

If the GST Law changes (including without limitation as a result of a change in the GST rate) after the date of this deed, any consideration that expressly includes GST must be adjusted to reflect the change in the GST Law.

9.4	Indemnities and reimbursement

(a)	Costs actually or estimated to be incurred or revenue actually or estimated to be earned or lost by a party that is required to be reimbursed or indemnified by another party or used as the basis for calculation of consideration for a supply under this deed must exclude the amount of GST referrable to the cost to the extent to which an entitlement arises or would arise to claim an input tax credit and in relation to revenue must exclude any amount in respect of GST referable to the revenue.

(b)	The parties each indemnify the other against all GST, and losses, liabilities and expenses (including legal liabilities on a full indemnity basis) that the other incurs (directly or indirectly) as a result of a breach of a warranty or other provision in this deed relating to GST.

10.	GENERAL

10.1	Waiver

The non-exercise of or delay in exercising any power or right of a party does not operate as a waiver of that power or right, nor does any single exercise of a power or right preclude any other or further exercise of it or the exercise of any other power or right. A power or right may only be waived in writing, signed by the party to be bound by the waiver.

10.2	Amendment

This deed may only be amended in writing, signed by the parties.

10.3	Attorneys

Each attorney who executes this deed on behalf of a party declares that the attorney has no notice of the revocation or suspension by the grantor or in any manner of the power of attorney under the authority of which the attorney executes this deed and has no notice of the death of the grantor.

10.4	Severability

Any provision in this deed which is invalid or unenforceable in any jurisdiction is to be read down for the purposes of that jurisdiction, if possible, so as to be valid and enforceable, and is otherwise capable of being severed to the extent of the invalidity or unenforceability, without affecting the remaining provisions of this deed or affecting the validity or enforceability of that provision in any other jurisdiction.

10.5	Counterparts

This deed may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

10.6	Further assurance

Each party must do, sign, execute and deliver and must procure that each of its employees and agent does, signs, executes and delivers, all deeds, documents, instruments and acts reasonably required of it or them by notice from another party to carry out and give full effect to this deed and the rights and obligations of the parties under it.

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10.7	Entire agreement

This deed is the entire agreement of the parties on the subject matter. The only enforceable obligations and liabilities of the parties in relation to the subject matter are those that arise out of the provisions contained in this deed. All representations, communications and prior agreements in relation to the subject matter are merged in and superseded by this deed.

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Schedule 1

Schedule

Item 1	Date of Deed
30 June 2014

Item 2	Assignor
	Assignor:	TMIX Darling Harbour Pty Ltd
ACN 152 745 670
	Address:	C9 24-32 Lexington Drive, Bella Vista NSW Australia 2153
	Facsimile:	+61 (2) 9672 6423

	Attention:	Accounts

Item 3	Assignee
	Assignee:	Chanticleer Holdings, Inc.
Registration number:
	Address:	11220 Elm Lane Suite 203, Charlotte NC 28277 USA
Facsimile:
Attention:

Item 4	Transfer Date
Date of this Deed (Item 1)

Item 5	Premises
Shop 225, Level 1, Harbourside Festival Marketplace, Darling Harbour NSW, Australia 2000

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EXECUTED by the parties as a deed.

executed by TMIX Darling harbour PTY LTD:

/s/ Morney Schlebusch
Signature of director

Morney Schlebusch
Name

executed by Chanticleer Holdings inc.

/s/ Michael D. Pruitt
Signature of director

Michael D. Pruitt
Name

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